Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Christine Simeone	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Third quarter revenue of $1.005 billion, up 4% year-over-year and when adjusted for foreign exchange*

Security and compute revenue represented 68% of total revenue in the third quarter and combined grew 17% year-over-year and when adjusted for foreign exchange*

CAMBRIDGE, Mass. – November 7, 2024 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today reported financial results for the third quarter ended September 30, 2024.

“Akamai delivered another solid quarter, highlighted by continued momentum in security and cloud computing. Together, these solutions grew 17% on a year-over-year basis and now account for nearly 70% of our total revenue," said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “This quarter also marks a significant milestone as we surpassed the billion-dollar quarterly revenue threshold for the first time. Looking forward, we remain confident in the traction we see from our new products and our continued commitment to strong bottom-line performance.”

Akamai delivered the following results for the third quarter ended September 30, 2024:

Revenue: Revenue was $1.005 billion, a 4% increase over third quarter 2023 revenue of $965 million and a 4% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $519 million, up 14% year-over-year and when adjusted for foreign exchange*
•Delivery revenue was $319 million, down 16% year-over-year and when adjusted for foreign exchange*
•Compute revenue was $167 million, up 28% year-over-year and when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $525 million, up 5% year-over-year
•International revenue was $480 million, up 3% year-over-year and when adjusted for foreign exchange*

Restructuring charge: Third quarter 2024 GAAP income from operations, GAAP net income and GAAP EPS in the paragraphs below were impacted by the $82 million restructuring charge recognized in the third quarter of 2024. This charge primarily related to severance costs in connection with a workforce reduction with the primary intent of redeploying resources to support the Company's strategic investments and impairments of certain assets as a result of recent acquisitions.

Income from operations: GAAP income from operations was $71 million, a 60% decrease from third quarter 2023. GAAP operating margin for the third quarter was 7%, down 11 percentage points from the same period last year.

Non-GAAP income from operations* was $296 million, flat from third quarter 2023. Non-GAAP operating margin* for the third quarter was 29%, down 2 percentage points from the same period last year.

Net income: GAAP net income was $58 million, a 64% decrease from third quarter 2023. Non-GAAP net income* was $244 million, a 3% decrease from third quarter 2023.

EPS: GAAP net income per diluted share was $0.38, a 63% decrease from third quarter 2023 and a 62% decrease when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.59, a 2% decrease from third quarter 2023 and a 1% decrease when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $426 million, a 2% increase from third quarter 2023.

Supplemental cash information: Cash from operations for the third quarter of 2024 was $393 million, or 39% of revenue. Cash, cash equivalents and marketable securities was $1.979 billion as of September 30, 2024.

Share repurchases: The Company spent $166 million in the third quarter of 2024 to repurchase 1.7 million shares of its common stock at an average price of $97.29 per share. The Company had 151 million shares of common stock outstanding as of September 30, 2024.

Financial guidance:

The Company reports the following financial guidance for the fourth quarter and full year 2024:

	Three Months Ending December 31, 2024		Year Ending December 31, 2024
	Low End	High End	Low End	High End
Revenue (in millions)	$995	$1,020	$3,966	$3,991
Non-GAAP operating margin *	27%	28%	29%	29%
Non-GAAP net income per diluted share *	$1.49	$1.56	$6.31	$6.38
Non-GAAP tax rate*	19%	19%	19%	19%
Shares used in non-GAAP per diluted share calculations * (in millions)	153	153	154	154
Capex as a percentage of revenue *	18%	19%	17%	17%

This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

* See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies Call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 1443103. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense-in-depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence. Learn more about Akamai’s cloud computing, security and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on X, formerly known as Twitter, and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$569,749	$489,468
Marketable securities	1,129,456	374,971
Accounts receivable, net	696,493	724,302
Prepaid expenses and other current assets	238,732	216,114
Total current assets	2,634,430	1,804,855
Marketable securities	279,411	1,431,354
Property and equipment, net	1,948,799	1,825,944
Operating lease right-of-use assets	1,006,132	908,634
Acquired intangible assets, net	586,247	536,143
Goodwill	3,154,351	2,850,470
Deferred income tax assets	431,318	418,297
Other assets	149,769	124,340
Total assets	$10,190,457	$9,900,037
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$106,629	$146,927
Accrued expenses	288,619	352,181
Deferred revenue	138,929	107,544
Convertible senior notes	1,148,471	—
Operating lease liabilities	251,596	222,944
Other current liabilities	48,779	6,442
Total current liabilities	1,983,023	836,038
Deferred revenue	24,316	23,006
Deferred income tax liabilities	27,387	24,622
Convertible senior notes	2,395,439	3,538,229
Operating lease liabilities	854,740	774,806
Other liabilities	111,414	106,181
Total liabilities	5,396,319	5,302,882
Total stockholders' equity	4,794,138	4,597,155
Total liabilities and stockholders' equity	$10,190,457	$9,900,037

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$1,004,679	$979,580	$965,484	$2,971,229	$2,816,903
Costs and operating expenses:
Cost of revenue (1) (2)	408,806	402,888	383,075	1,206,437	1,117,666
Research and development (1)	120,347	113,352	105,942	350,631	296,846
Sales and marketing (1)	138,551	139,039	132,309	412,160	397,970
General and administrative (1) (2)	159,957	153,854	147,326	466,241	445,276
Amortization of acquired intangible assets	24,368	21,076	18,108	66,467	49,918
Restructuring charge	82,013	1,385	2,595	83,942	56,675
Total costs and operating expenses	934,042	831,594	789,355	2,585,878	2,364,351
Income from operations	70,637	147,986	176,129	385,351	452,552
Interest and marketable securities income, net	23,065	26,628	11,412	77,534	21,213
Interest expense	(6,735)	(6,829)	(4,987)	(20,382)	(10,825)
Other expense, net	(13,161)	(949)	(3,161)	(13,599)	(6,654)
Income before provision for income taxes	73,806	166,836	179,393	428,904	456,286
Provision for income taxes	(15,899)	(35,148)	(20,326)	(63,891)	(71,297)
Gain from equity method investment	—	—	1,475	—	1,475
Net income	$57,907	$131,688	$160,542	$365,013	$386,464

Net income per share:
Basic	$0.38	$0.86	$1.06	$2.40	$2.53
Diluted	$0.38	$0.86	$1.04	$2.36	$2.50

Shares used in per share calculations:
Basic	151,435	152,265	151,359	151,776	153,020
Diluted	153,240	153,588	154,976	154,765	154,855

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$57,907	$131,688	$160,542	$365,013	$386,464
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165,729	158,549	148,560	480,461	423,142
Stock-based compensation	102,607	98,466	87,017	294,333	236,344
(Benefit) provision for deferred income taxes	(2,541)	13,946	(10,172)	938	(9,763)
Amortization of debt issuance costs	1,591	1,660	1,404	4,933	3,600
Other non-cash reconciling items, net	41,733	1,962	6,438	45,757	44,891
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	11,290	17,538	(23,484)	28,092	(46,262)
Prepaid expenses and other current assets	(717)	1,253	1,994	(25,480)	(16,103)
Accounts payable and accrued expenses	(31,765)	19,523	23,615	(79,191)	(60,170)
Deferred revenue	(8,719)	(11,619)	(12,905)	13,978	24,146
Other current liabilities	41,370	624	(13,855)	42,350	2,290
Other non-current assets and liabilities	14,057	(2,627)	(9,718)	4,199	(29,333)
Net cash provided by operating activities	392,542	430,963	359,436	1,175,383	959,246
Cash flows from investing activities:
Cash (paid) received for business acquisitions, net of cash acquired	—	(434,066)	155	(434,066)	(106,171)
Cash paid for asset acquisition	(66)	(4,796)	(36,348)	(4,862)	(36,348)
Purchases of property and equipment and capitalization of internal-use software development costs	(185,117)	(163,537)	(197,619)	(522,408)	(596,153)
Purchases of short- and long-term marketable securities	(15,519)	(16,103)	(1,050,016)	(201,641)	(1,184,837)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	84,849	337,220	106,330	604,324	398,535
Other, net	(375)	(5,400)	13,335	4,160	(7,431)
Net cash used in investing activities	(116,228)	(286,682)	(1,164,163)	(554,493)	(1,532,405)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	—	—	—	90,000
Repayment from borrowings under revolving credit facility	—	—	(20,000)	—	(90,000)
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	1,247,388	—	1,247,388
Proceeds from the issuance of warrants related to convertible senior notes	—	—	90,195	—	90,195
Purchases of note hedges related to convertible senior notes	—	—	(236,555)	—	(236,555)
Proceeds from the issuance of common stock under stock plans	19,442	7,956	18,222	47,708	49,553
Employee taxes paid related to net share settlement of stock-based awards	(15,868)	(31,914)	(11,304)	(157,115)	(50,910)
Repurchases of common stock	(165,839)	(127,809)	(113,197)	(419,097)	(599,155)
Other, net	(104)	(8,678)	(104)	(10,291)	(360)
Net cash (used in) provided by financing activities	(162,369)	(160,445)	974,645	(538,795)	500,156
Effects of exchange rate changes on cash, cash equivalents and restricted cash	9,494	(5,293)	(7,019)	188	(7,729)
Net increase (decrease) in cash, cash equivalents and restricted cash	123,439	(21,457)	162,899	82,283	(80,732)
Cash, cash equivalents and restricted cash at beginning of period	449,314	470,771	299,391	490,470	543,022
Cash, cash equivalents and restricted cash at end of period	$572,753	$449,314	$462,290	$572,753	$462,290

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Security	$518,670	$498,708	$455,792	$1,508,059	$1,294,290
Delivery	319,132	329,399	379,304	1,000,289	1,153,386
Compute	166,877	151,473	130,388	462,881	369,227
Total revenue	$1,004,679	$979,580	$965,484	$2,971,229	$2,816,903
Revenue growth rates year-over-year:
Security	14%	15%	20%	17%	13%
Delivery	(16)	(13)	(4)	(13)	(8)
Compute	28	23	19	25	26
Total revenue	4%	5%	9%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	14%	16%	19%	17%	14%
Delivery	(16)	(12)	(4)	(13)	(7)
Compute	28	24	19	26	27
Total revenue	4%	6%	9%	6%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
U.S.	$524,611	$508,696	$498,536	$1,545,654	$1,452,431
International	480,068	470,884	466,948	1,425,575	1,364,472
Total revenue	$1,004,679	$979,580	$965,484	$2,971,229	$2,816,903
Revenue growth rates year-over-year:
U.S.	5%	6%	8%	6%	2%
International	3	3	11	4	7
Total revenue	4%	5%	9%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	5%	6%	8%	6%	2%
International	3	5	9	6	9
Total revenue	4%	6%	9%	6%	6%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Stock-based compensation:
Cost of revenue	$16,566	$15,864	$11,236	$45,048	$31,904
Research and development	39,275	36,951	33,366	114,271	87,468
Sales and marketing	21,076	18,976	17,290	58,863	48,558
General and administrative	25,690	26,675	25,125	76,151	68,414
Total stock-based compensation	$102,607	$98,466	$87,017	$294,333	$236,344

Depreciation and amortization:
Network-related depreciation	$72,546	$68,936	$60,887	$207,157	$168,275
Capitalized internal-use software development amortization	41,973	42,407	45,030	128,012	132,756
Other depreciation and amortization	15,998	15,983	15,709	48,011	47,690
Depreciation of property and equipment	130,517	127,326	121,626	383,180	348,721
Capitalized stock-based compensation amortization (1)	10,740	10,048	8,710	30,500	24,169
Capitalized interest expense amortization (1)	104	99	116	314	334
Amortization of acquired intangible assets	24,368	21,076	18,108	66,467	49,918
Total depreciation and amortization	$165,729	$158,549	$148,560	$480,461	$423,142

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$91,600	$94,463	$86,382	$260,698	$378,759
Capitalized internal-use software development costs	72,391	72,653	65,895	222,535	196,271
Total capital expenditures, excluding stock-based compensation and interest expense	$163,991	$167,116	$152,277	$483,233	$575,030
Capex as a percentage of revenue (3)	16%	17%	16%	16%	20%

End of period statistics:
Number of employees	10,947	10,920	10,111

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized related to cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Income from operations	$70,637	$147,986	$176,129	$385,351	$452,552
GAAP operating margin	7%	15%	18%	13%	16%
Amortization of acquired intangible assets	24,368	21,076	18,108	66,467	49,918
Stock-based compensation	102,607	98,466	87,017	294,333	236,344
Amortization of capitalized stock-based compensation and capitalized interest expense	11,089	10,434	9,077	31,646	25,207
Restructuring charge	82,013	1,385	2,595	83,942	56,675
Acquisition-related costs	5,036	2,179	3,048	7,387	12,156
Operating adjustments	225,113	133,540	119,845	483,775	380,300
Non-GAAP income from operations	$295,750	$281,526	$295,974	$869,126	$832,852
Non-GAAP operating margin	29%	29%	31%	29%	30%

Net income	$57,907	$131,688	$160,542	$365,013	$386,464
Operating adjustments (from above)	225,113	133,540	119,845	483,775	380,300
Amortization of debt issuance costs	1,591	1,660	1,404	4,933	3,600
Loss (gain) on investments	—	66	(110)	66	(311)
Gain from equity method investment	—	—	(1,475)	—	(1,475)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(41,097)	(24,306)	(29,135)	(112,130)	(71,202)
Non-GAAP net income	$243,514	$242,648	$251,071	$741,657	$697,376

GAAP tax rate	22%	21%	11%	15%	16%
Income tax effect of non-GAAP adjustments and certain discrete tax items	(3)	(1)	5	4	1
Non-GAAP tax rate	19%	20%	16%	19%	17%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income per diluted share	$0.38	$0.86	$1.04	$2.36	$2.50
Adjustments to net income:
Amortization of acquired intangible assets	0.16	0.14	0.12	0.43	0.32
Stock-based compensation	0.67	0.64	0.56	1.90	1.53
Amortization of capitalized stock-based compensation and capitalized interest expense	0.07	0.07	0.06	0.20	0.16
Restructuring charge	0.54	0.01	0.02	0.54	0.37
Acquisition-related costs	0.03	0.01	0.02	0.05	0.08
Amortization of debt issuance costs	0.01	0.01	0.01	0.03	0.02
Loss (gain) on investments	—	—	—	—	—
Gain from equity method investment	—	—	(0.01)	—	(0.01)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.27)	(0.16)	(0.19)	(0.72)	(0.46)
Adjustment for shares (1)	—	—	0.01	0.03	0.01
Non-GAAP net income per diluted share	$1.59	$1.58	$1.63	$4.82	$4.51

Shares used in GAAP per diluted share calculations	153,240	153,588	154,976	154,765	154,855
Impact of benefit from note hedge transactions (1)	(294)	(199)	(544)	(869)	(181)
Shares used in non-GAAP per diluted share calculations (1)	152,946	153,389	154,432	153,896	154,674

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the periods presented for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income	$57,907	$131,688	$160,542	$365,013	$386,464
Net income margin	6%	13%	17%	12%	14%
Interest and marketable securities income, net	(23,065)	(26,628)	(11,412)	(77,534)	(21,213)
Provision for income taxes	15,899	35,148	20,326	63,891	71,297
Depreciation and amortization	130,517	127,326	121,626	383,180	348,721
Amortization of capitalized stock-based compensation and capitalized interest expense	11,089	10,434	9,077	31,646	25,207
Amortization of acquired intangible assets	24,368	21,076	18,108	66,467	49,918
Stock-based compensation	102,607	98,466	87,017	294,333	236,344
Restructuring charge	82,013	1,385	2,595	83,942	56,675
Acquisition-related costs	5,036	2,179	3,048	7,387	12,156
Interest expense	6,735	6,829	4,987	20,382	10,825
Loss (gain) on investments	—	66	(110)	66	(311)
Gain from equity method investment	—	—	(1,475)	—	(1,475)
Other expense, net	13,161	883	3,271	13,533	6,965
Adjusted EBITDA	$426,267	$408,852	$417,600	$1,252,306	$1,181,573
Adjusted EBITDA margin	42%	42%	43%	42%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets and also short-term incentive awards with a one year vest. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – Akamai has convertible senior notes outstanding that mature in 2029, 2027 and 2025. The issuance costs of the convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Gains and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment, and any gains from returns of investments or impairments. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,265 million of convertible senior notes due 2029 and the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2029, 2027 and 2025, unless Akamai's weighted average stock price is greater than $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, excluding stock-based compensation and interest expense, stated as a percentage of revenue.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage growth rate impacted by foreign currency exchange rates, sometimes referred to as constant currency, is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, rising and fluctuating interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the Israel-Hamas war; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.